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                                                                       Exhibit 5

                                Letter Agreement


          Letter Agreement (the "Agreement"), dated January 7, 1999, between Mellon Ventures, L.P. ("Mellon Ventures") and Morse Partners Ltd. ("Morse Partners").

          Reference is made to that certain Voting and Share Transfer Agreement (the "Voting Agreement"), dated October 23, 1998, between Mellon Ventures and Morse Partners. The undersigned hereby agree that the Voting Agreement is jointly terminated by the parties hereto as of the date first written above.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

                                         MELLON VENTURES, L.P.
                                         By MVMA, L.P., its general partner
                                         By MVMA, Inc., its general partner


                                         By:  /s/ John D. Shoemaker
                                              ---------------------
                                              Managing Director

                                         MORSE PARTNERS LTD.


                                         By:  /s/ R. Bruce Dalglish
                                              ---------------------
                                              Managing Director


cc:  Dechert Price & Rhoads
     4000 Bell Atlantic Tower
     1717 Arch Street
     Philadelphia, PA 19103-2793
     Attention:  David S. Denious, Esq.

     Morgan, Lewis & Bockius LLP
     2000 One Logan Square
     Philadelphia, PA 19103-6993
     Attention:  Michael J. Pedrick, Esq.